17
                              BALDWIN & LYONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001


TO THE SHAREHOLDERS OF
BALDWIN & LYONS, INC.:



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. (the "Corporation") will be held Tuesday, May 1, 2001 at 10:00 a.m., Indianapolis Time, at 1099 North Meridian Street, Indianapolis, Indiana 46204 for the following purposes:


       1.   To elect twelve (12) directors,

       2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation, and

       3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 13, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

     Shares of the Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

Date: April 2, 2001.



                                   By Order of the Board of
                                   Directors


                                   James E. Kirschner
                                   Secretary





     YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, SIGN AND
     PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON

                              BALDWIN & LYONS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

USE OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by Baldwin & Lyons, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 1, 2001, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 2, 2001.

     The mailing address of the Corporation's principal office is 1099 North Meridian Street, Indianapolis, Indiana 46204.

     Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

     Shares will be voted according to the directions of the shareholder as specified on the proxy. If no directions are given, the proxy will be voted FOR the election of the twelve directors named as nominees in this Proxy Statement and FOR the appointment of Ernst & Young LLP as independent auditors for the Corporation. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

     The close of business on March 13, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 13, 2001, the Corporation had 2,300,785 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. The vote can be exercised in person or by proxy. There are no other outstanding securities of the Corporation entitled to vote. There will be no cumulative voting for the election of directors. Shares of Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.


EXPENSES OF SOLICITATION

     All expenses of the solicitation of proxies will be paid by the Corporation. Officers, directors and other employees of the Corporation may solicit proxies by telephone or telegram or by special calls. The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy material to the beneficial owners of the Corporation's stock.

        1

BENEFICIAL OWNERS OF MORE THAN 5% OF THE CLASS A COMMON STOCK

     The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 13, 2001, more than 5% of the outstanding voting securities of the Corporation:

                                 Number of Class A Shares
Name and Address of                   And Nature of
Beneficial Owner (1)               Beneficial Ownership       Percent of Class A Shares
------------------------         ------------------------     -------------------------
SHAPIRO FAMILY INTERESTS
 (in the aggregate) (2)                   999,600                        43.45%
 311 S. Wacker Drive
 Chicago, Illinois
   Nathan Shapiro                         622,200                        27.04%
   Lester Shapiro                         283,200                        12.31%
   Robert Shapiro                         406,500                        17.67%
   Norton Shapiro                         324,300                        14.10%

CIBC TRUST COMPANY
   (Bahamas) Limited                      524,718                        22.81%
    Nassau, Bahamas (3)

JOHN D. WEIL
   509 Olive Street                       307,650                        13.37%
   St. Louis, Missouri (4)

[FN]

(1) Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.

(2) Information with respect to the Shapiro family interests was obtained from Amendment No. 13 to Schedule 13D dated December 23, 1986 and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro. The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate. Nathan, Robert and Norton Shapiro are sons of Lester Shapiro. The shares reported in the above table for the Shapiro family interests include 142,800 Class A (6.10%) shares held by Gelbart Fur Dressers, 33,000 Class A (l.41%) shares held of record by Jay Ell Company and 142,500 Class A shares (6.08%) held of record by Diversified Enterprises, Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and as to which they share voting and investment powers. These shares are also included in the listing for individual beneficial ownership of each of the three.

(3) Information regarding current ownership was obtained from the Form 5 filed with the Securities and Exchange Commission and delivered to the Corporation for the year ended December 31, 1993. According to Amendment No. 9 to Schedule 13D, dated October l, 1986, as filed with the Securities and Exchange Commission and delivered to the Corporation, by CIBC Trust Company (Bahamas) Limited, such shares are held in trust for the benefit of members of the Pritzker family of Chicago, Illinois, including lineal descendants of Nicholas J. Pritzker and certain of their current and former spouses.

(4) Information with respect to the interests of John D. Weil was obtained from Amendment No. 2 to Schedule 13D, dated September 15, 1987 and Forms 4 and 5 filed with the Securities and Exchange Commission and delivered to the Corporation, and additional information provided by Mr. Weil. The shares reported include all shares held in the name of family members, family custodianships or family trusts of Mr. Weil. Mr. Weil has reported that he has sole voting and investment powers as to 156,450 Class A shares and shared voting and investment powers as to 151,200 Class A shares, subject to the limitation that Mr. Weil has declared that the Schedule 13D shall not be construed as an admission that he is, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act, the beneficial owner of the securities covered by the Schedule 13D.

        2 3

DIRECTORS AND NOMINEES

     Twelve (12) directors are to be elected to hold office until the 2002 Annual Meeting and until their respective successors are elected and qualified. The Corporation contemplates that all of the nominees will be able to serve. However, if any of the nominees are unable to serve, the persons named as proxies in the accompanying Proxy may vote for another nominee, or nominees according to their best judgment.

     All of the nominees are now directors of the Corporation. None of the directors are family-related, except Nathan, Robert and Norton Shapiro, who are brothers. Set forth in the following summaries is the age of each director and nominee, all offices held with the Corporation, his principal occupation, a brief account of his business experience during the past five years and his other directorships.

STUART D. BILTON (3)               Age 54                   Director Since 1987

Mr. Bilton is currently the President and Chief Executive Officer of Alleghany Asset Management, Inc. as well as the President and Chief Executive Officer of The Chicago Trust Company. Mr. Bilton is also the Chairman and Chief Executive Officer of The Alleghany Funds. Mr. Bilton is a director of UICI.

JOSEPH J. DEVITO                   Age 49                   Director Since 1997

Mr. DeVito is a Vice President of the Corporation and Executive Vice President and a director of Sagamore Insurance Company ("Sagamore"), a wholly-owned subsidiary of the Corporation's wholly-owned subsidiary, Protective Insurance Company ("Protective"). Mr. DeVito has been employed by the Corporation since 1981.

OTTO N. FRENZEL III  (2)           Age 70                   Director Since 1979

Mr. Frenzel is the Chairman of the Executive Committee of National City Bank of Indiana and, prior thereto, was the Chairman of the Board of National City Bank of Indiana, a national bank and a subsidiary of National City Corporation. Mr. Frenzel serves on the Board of Directors of the following companies: American United Life Insurance Company; IPALCO Enterprises, Inc.; and Indianapolis Power & Light Company.

JAMES W. GOOD                 Age 57                   Director Since 1997

Mr. Good is a Vice President of the Corporation and Executive Vice President and a director of Protective. Mr. Good has been employed by the Corporation since 1964.

GARY W. MILLER (3)                 Age 60                   Director Since 1977

Mr. Miller was elected Chairman and Chief Executive Officer of the Corporation in 1997 and has been President of the Corporation since 1983. He is also Chairman, President and Chief Executive Officer of the Corporation's wholly-owned subsidiaries, Protective and B & L Insurance, Ltd., and Protective's wholly-owned subsidiary, Sagamore. Mr. Miller has been employed by the Corporation since 1966.

JOHN M. O'MARA (2)(3)              Age 73                   Director Since 1981

Mr. O'Mara is a business consultant and private investor. From 1993 though 1996 he was a financial consultant with Citicorp Venture Capital Ltd. He is also a director of: The Midland Company and Plantronics, Inc.

        3

THOMAS H. PATRICK (1)(3)           Age 56                   Director Since 1983

Mr. Patrick has been Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. since 2000, and prior thereto has held a number of executive positions with Merrill Lynch & Co., Inc. Mr. Patrick also serves as a director of Comdisco, Inc. and Deere and Company.

JOHN A. PIGOTT (1)(2)(4)           Age 69                   Director Since 1997

Mr. Pigott is currently retired. Prior to his retirement in 1996, he served in various capacities, including Director, Vice Chairman, President and Chief Executive Officer of Anixter, Inc.

NATHAN SHAPIRO (1)(2)(3)           Age 64                   Director Since 1979

Mr. Shapiro is the president of SF Investments, Inc., a broker/dealer in securities located in Chicago, Illinois. Since December, 1977, he has also served as President of SLD Corp., management consultants. Mr. Shapiro also serves as a director of D.V.I., Inc.

NORTON SHAPIRO (4)            Age 68                   Director Since 1983

Mr. Shapiro is currently retired. Prior to his retirement he was Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs. He had been an officer of that company since 1957.

ROBERT SHAPIRO (1)                 Age 62                   Director Since 1997

Mr. Shapiro is the President and Chief Executive Officer of Emlin Cosmetics,
Inc.

JOHN D. WEIL (1)(3)(4)             Age 60                   Director Since 1997

Mr. Weil is President of Clayton Management Co. Mr. Weil also serves as a director of: Allied Healthcare Products, Inc.; PICO Holdings, Inc.; Oglebay Norton Co.; Todd Shipyards Corp.; and Southern Investors Service Co., Inc.

[FN]

(1) Member of the Compensation and Employee Benefits Committee which makes recommendations to the Board of Directors concerning the compensation arrangements for the executive officers of the Corporation; establishes policies relating to salaries and job descriptions; evaluates performance of executive employees; and reviews and administers remuneration and incentive plans and employee benefit programs of the Corporation, other than those administered by the Option Committee. This Committee held two formal meetings during 2000, and also carried on its business through telephone conversations and informal contacts among its members.

(2) Member of the Audit Committee which reviews with the independent auditors the scope of the audit work performed, any questions arising in the course of such work, and inquiries as to other matters such as internal accounting controls, financial reporting and security and personnel staffing. The Audit Committee held three formal meetings during 2000, and also carried on its business through telephone conversations.

(3) Member of the Investment Committee which considers and makes decisions concerning investments made by the Corporation and each of its wholly owned subsidiaries. Investment Committee meetings are conducted in conjunction with regular quarterly Board of Directors meeting and the Investment Committee also carries on its business through frequent telephone conversations and informal contacts among its members.

        4

(4) Member of the Option Committee which reviews, manages, and administers the Employee Discounted Stock Option and Deferred Director Fee Option Plan and, in the case of the Employee Plan, designates officers and key employees to receive options and the number and terms of the options. The Committee also interprets the terms of all three plans. The Option Committee held no formal meetings during 2000.


     During 2000, the Board of Directors held four regular meetings, and each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served with the exceptions of Mr. Patrick, who attended two of the four Board of Directors meetings and Mr. O'Mara, who attended one of the three Audit Committee meetings. The Board of Directors has no standing nominating committee or committee performing a similar function.

DIRECTORS' FEES

     Members of the Board of Directors who are not employed by the Corporation receive directors' fees in the amount of $4,500 for each quarterly meeting attended in person. Directors attending by teleconference or unable to attend a meeting receive a fee of $3,000. Some of the directors have elected to participate in the Baldwin & Lyons, Inc. Deferred Director Fee Option Plan ("Deferred Fee Plan"), which was approved by shareholders at the 1989 annual meeting. Those directors have deferred receipt of portions of their director fees. Options received under the Deferred Fee Plan become exercisable one year from the date of the grant and are exercisable within ten years of the date of the grant. Exercise prices are either $1.00 or $0.33 per share. The difference in exercise price reflects the effect of the three for one share split which became effective on November 17, 1993. A total of 7,842 discounted stock options were granted in lieu of cash compensation during 2000. From the beginning of the plan to the present, a total of 77,674 options have been granted in lieu of cash compensation under the Deferred Fee Plan. A total of 34,948 options have been exercised since the beginning of the Deferred Fee Plan, including 17,889 options exercised during 2000. Directors who are employed by the Corporation do not receive directors' fees. Members of committees of the Board of Directors receive no additional compensation for their service on committees. Travel and out-of-pocket expenses of members of the Board of Directors incurred in attending Board of Directors meetings and committee meetings are paid by the Corporation.

        5

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND MANAGEMENT

     The following table contains information concerning shares of Class A and B Common Stock of the Corporation beneficially owned on March 13, 2001 by all directors and nominees, the five most highly compensated executive officers (the "Named Executive Officers") and by all directors and officers as a group:


                                      Class A Shares           Class B Shares
                                  ----------------------   ----------------------
Name of Beneficial Owner           Number      Percent      Number      Percent
of Identity of Group (1)                         (7)        (2)(6)        (7)
------------------------         ----------   ----------  ----------   ----------
Stuart D. Bilton                        -0-         -0-       22,283        .23%
G. Patrick Corydon                    8,100        .35%       91,900        .93%
Joseph J. DeVito                      3,750        .16%      127,750       1.28%
Otto N. Frenzel, III                  3,750        .16%       26,138        .26%
James W. Good                        13,800        .60%      105,000       1.05%
James E. Kirschner                   12,375        .54%       93,500        .94%
Gary W. Miller                       37,029       1.61%      235,916       2.36%
John M. O'Mara (3)                   68,250       2.97%      282,823       2.86%
Thomas H. Patrick (4)                71,100       3.09%      194,716       1.97%
John A. Pigott                         4050       0.18%       23,222        .24%
Nathan Shapiro (5)                  622,200      27.04%    1,799,403      18.22%
Norton Shapiro (5)                  324,300      14.10%    1,165,500      11.80%
Robert Shapiro (5)                  406,500      17.67%    1,178,829      11.94%
John D. Weil                        307,650      13.37%    1,474,829      14.93%

Directors and officers as a       1,246,254      54.17%    4,520,209      43.89%
group (14 persons
including the above
named)

[FN]

 (1) Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment powers or sole investment power with respect to Class B shares; and includes the beneficial interest of spouses and minor children who share the same residence as the named individual.

(2) A total of 10,425,419 Class B shares were issued and outstanding as of March 13, 2001.

(3) Includes 11,100 Class A shares and 43,400 Class B shares owned by Mr. O'Mara's wife; and 45,900 Class A shares and 183,600 Class B shares held in trust for his children, with Mr. O'Mara serving as trustee. Mr. O'Mara disclaims any beneficial interest in the foregoing shares.

(4) Includes 29,100 Class A shares and 15,400 Class B shares owned by Mr. Patrick's wife. Mr. Patrick disclaims any beneficial interest in her shares.

(5) See "Beneficial Owners of More than 5% of the Common Stock" for Class A shares. The shares reported in the above table for Nathan, Norton and Robert Shapiro include 1,150,800 Class B shares owned by three partnerships: Gelbart Fur Dressers; Jay Ell Company and Diversified Enterprises. Nathan, Robert and Norton Shapiro are general partners of those partnerships and they share investment power.

(6) Includes the number of Class B shares which each of the following persons have a right to acquire within 60 days by exercise of stock options: Mr. Miller 112,000; Mr. Nathan Shapiro 478; Mr. Robert

        6

Shapiro 578; Mr. Patrick 6,948; Messrs. Frenzel and Bilton 7,235 each; Mr. O'Mara 7,020; Mr. DeVito 82,000; Mr. Kirschner 56,000; Mr. Good 82,700; Mr. Corydon 58,525; Mr. Weil 2,229; Mr. Piggott 1,722; and all officers and directors as a group 424,570.

(7) For purposes of determining the percentage of the class owned by each named individual, shares subject to options in favor of that individual are deemed outstanding but are not deemed outstanding for computing the percentage of the class held by any other person. All shares subject to options in favor of officers and directors as a group are deemed outstanding for purposes of computing the percentage of the class owned by the officers and directors as a group.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

JOINT REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE AND THE OPTION COMMITTEE

     The executive compensation program is administered by the Compensation and Employee Benefit Committee of the Board of Directors (the "Committee") in conjunction with the Option Committee (the "Option Committee"). At the present time, two members of the Option Committee are also members of the Committee.
The Committee oversees the administration of the Corporation's employee benefits plans, other than those administered by the Option Committee, and establishes policies relating to compensation of employees. The Committee reviews all aspects of executive compensation and evaluates performance of the Corporation's executive officers. The Option Committee reviews, manages, and administers all of the stock option plans of the Corporation and, in the case of the Employee Plan, designates officers and key employees to receive options, and the number and terms of the options. The Committee and the Option Committee functions are coordinated to determine and review the total compensation package for each of the named executive officers of the Corporation. All decisions by the Committee relating to the compensation of the Corporation's executive officers are reviewed by the full Board before they are implemented.

     The goal of the Corporation's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while, at the same time, motivating and retaining key employees. To achieve this goal, the Corporation's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance. The Corporation also utilizes equity-based incentive and deferred compensation to ensure that executives, and management in general, have a continuing stake, as shareholders, in the long-term success of the Corporation.

     The Committee first seeks to set the CEO's compensation in light of the standards mentioned above and the performance of the Corporation in relation to expectations of the Board. The compensation of other executives is set in reference to the compensation of the CEO. Because of the unique nature of the markets which the Corporation serves, the Committee does not believe that there are individual companies or industry measures to which it can reliably compare the performance of the Corporation over a limited period of time. Thus, while the Committee considers the Corporation's financial results in light of industry standards, prevailing market conditions for the Corporation's products and expectations regarding future performance, corporate performance is evaluated primarily against flexible, internally created goals and expectations which must be adjusted frequently in order to react to the numerous external factors which affect the Corporation. The Committee does not set specific numerical targets or goals, but rather evaluates the performance of the management team annually in relation to opportunities presented to them and challenges addressed by them. This process is largely subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Corporation's net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.

     In reviewing the compensation to be paid to the Corporation's executive officers during any given year, the Committee views the results of operations over a several year period. This approach recognizes

        7
the cyclical nature of the Corporation's business, the fact that, as a specialty insurance underwriter operating within very narrow markets, the Corporation must, from time-to-time, sacrifice short-term profits for long-term financial growth. In addition, this approach recognizes the stability of the executive management team which has essentially been in place since 1980. Portions of executive officers annual compensation have, in the past, been paid in the form of stock options and equity appreciation rights. The use of stock options and equity appreciation rights results in total compensation which is highly leveraged against, and directly linked to, the Corporation's performance and increases in shareholder value. The linkage results from the relationship of the stock options to the market price of the Corporation's Class B common shares and the relationship of the equity appreciation rights to the book value of the Corporation's shares.

     In its deliberations regarding calendar year 2000, the Committee considered its long-term approach regarding the goals and performance of the Corporation and the performance and present compensation of each executive officer of the Corporation. The Committee determined to increase salaries of executive officers by an average of 10.0% and annual bonuses by an average of 13.8% when compared to the prior year amounts. No equity appreciation rights and no stock options were granted to any of the executive officers during 2000. The Committee and the Option Committee believe that the increases approved are consistent with a long-term view of both the performance of the Corporation and of its executive officers.

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code, and the regulations thereunder, on the deductibility of the executive compensation by the Corporation. At the present time, the Committee believes that the likelihood that Section 162(m) will have a significant impact on the Corporation is negligible. Nonetheless, the Committee plans to continue to monitor the regulations and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
     Thomas H. Patrick, John A. Pigott, Nathan Shapiro, Robert Shapiro, and John
D. Weil.

OPTION COMMITTEE
     John A. Pigott, Norton Shapiro, and John D. Weil.


REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. A copy of the Charter is included as Appendix A. During the year 2000, the Audit committee met three times, and the Committee chair, as representative of the Committee, discussed and reviewed the interim financial information contained in the Corporation's quarterly statements with the CFO and the independent auditors.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Stand No. 1 "Independence Discussions with Audit Committees," discussed with the auditors any relations that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditor and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee also reviewed

        8
both with the independent auditors and the internal auditor their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, " Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee review the audited financial statement of the Corporation as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussion with management and the independent auditors, the Audit committee recommended to the Board that the Corporation's audited financial statements be included in the Annual Report on Form 10K for the year ended December 31, 2000, for filing with the Security and Exchange Commission. The Audit Committee also recommended the reappointment, subject to the shareholder approval, of the independent auditors and the Board concurred in the recommendation.

     One of the four members of the Audit Committee, Nathan Shapiro, is not an independent director, as that term is defined by applicable rules. However, the Board of Directors determined that in light of Mr. Shapiro's substantial financial and accounting expertise, knowledge of the Corporation, and his family's substantial share ownership of the Corporation's stock, exceptional circumstances exist which make it in the best interests of the Corporation and its shareholders that Mr. Shapiro serve as a member of the Audit Committee.

AUDIT COMMITTEE
     Otto N. Frenzel, III, Chairman; John M. O'Mara; John Pigott; Nathan
Shapiro.


AUDIT FEES

     For the year ended December 31, 2000, total audit fees billed by the Corporation's principal accounting firm, Ernst & Young LLP, were $148,200. Audit related fees for 2000, consisting of individual statutory audits and loss reserve certifications for each of the Corporation's insurance subsidiaries, totaled $41,100. Non-audit services were less than $2,300.

        9

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses, for the years ended December 31, 1998, 1999 and 2000, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each person who served as the Chief Executive Officer of the Corporation during the year and to each of the five most highly compensated executive officers of the Corporation ("Named Executive Officers") in all capacities in which they served.


                                                SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                   ------------------------------------
                                        Annual Compensation                Awards            Payouts
                                   -----------------------------  ------------------------ -----------
        (a)                 (b)       (c)       (d)       (e)         (f)          (g)         (h)          (i)
      Name and              Year     Salary  Bonus ($)   Annual    Restricted   Securities     LTIP      All Other
 Principal Position                   ($)                Comp/       Stock      Underlying   Payouts      Compen-
                                                         Other       Awards      Options/      ($)     sation ($)(1)
                                                          ($)         ($)        SARs(#)
---------------------    --------- --------- --------- ---------   ----------   ----------  ---------- -------------
Gary W. Miller              2000    427,083   400,000         0            0            0           0        13,600
   President                1999    369,236   375,000         0            0      100,000           0        12,800
                            1998    314,346   330,000         0            0            0           0        12,800


James W. Good               2000    319,667   350,000         0            0            0           0        13,600
   Vice President           1999    284,722   280,000         0            0       75,000           0        12,800
                            1998    243,700   230,000         0            0            0           0        12,800


Joseph J. DeVito            2000    306,444   300,000         0            0            0           0        13,600
   Vice President           1999    272,917   280,000         0            0       75,000           0        12,800
                            1998    241,835   230,000         0            0            0           0        12,800


James E. Kirschner          2000    212,694   150,000         0            0            0           0        13,600
   Vice President           1999    212,167   100,000         0            0       50,000           0        12,800
   Secretary                1998    207,038   195,000         0            0            0           0        12,800


G. Patrick Corydon          2000    228,275   205,000         0            0            0           0        13,600
   Vice President           1999    214,500   200,000         0            0       50,000           0        12,800
   Treasurer                1998    206,660   200,000         0            0            0           0        12,800

[FN]

(1) Company contribution to Salary Savings and Profit Sharing Plan (401K) Plan


        10

CORPORATION PERFORMANCE

     The following graph shows a five year comparison of cumulative total return for the Corporation's Class B common shares, the NASDAQ Insurance Stock Index and the Russell 2000 Index.

                            CUMULATIVE TOTAL RETURN

                 BALDWIN & LYONS, INC. (CLASS B COMMON SHARES)

           EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                      Baldwin & Lyons     Nasdaq Insurance
                           Class B             Stocks           Russell 2000
                      ---------------    -----------------     -------------
December 31, 1995          100.000             100.000             100.000
December 31, 1996          115.453             113.991             114.761
December 31, 1997          154.745             167.212             138.311
December 31, 1998          161.586             148.981             133.545
December 31, 1999          147.208             115.566             159.746
December 31, 2000          173.772             145.124             153.030

        11

                                  STOCK OPTIONS

STOCK OPTION EXERCISES AND HOLDINGS

     The following table contains information about the exercise of stock options during 2000, by the Named Executive Officers. It also contains information about their unexercised stock options held as of the end of 2000. The Corporation has not granted any stock appreciation rights and none are outstanding.

     Options shown in the table below represent discounted stock options and fair market value options granted under the Baldwin & Lyons Employee Discounted Stock Option Plan. Each option represents the right for the employee to acquire one Class B common share upon payment in cash of the option exercise price.

                       AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                           YEAR AND YEAR END OPTION/SAR VALUES

          (a)                    (b)            (c)            (d)            (e)
          Name                  Shares         Value        Number of       Value of
                             Acquired on      Realized     Unexercised    Unexercised
                               Exercise          ($)       Options/SARs   In-the-Money
                                 (#)                       At Year End    Options/SARs
                                                               (#)        At Year End
                                                                             ($)(V)
----------------------       ------------   ------------  -------------   ------------
Gary W. Miller                         0              0 112,000 (E)           267,000
                                                              0 (N)                 0

James W. Good                          0              0  82,700 (E)           171,325
                                                              0 (N)                 0

Joseph J. DeVito                   2,250         35,438  82,000 (E)           155,750
                                                              0 (N)                 0

James E. Kirschner                     0              0  56,000 (E)           133,500
                                                              0 (N)                 0

G. Patrick Corydon                     0              0  58,525 (E)           189,681
                                                              0 (N)                 0

[FN]

  (E)     Exercisable at December 31, 2000.
  (N)     Not exercisable at December 31, 2000.
  (V) Market value of underlying securities at year end, minus exercise price.


        12

EQUITY APPRECIATION RIGHTS

EQUITY APPRECIATION RIGHT EXERCISES AND HOLDINGS

     The following table contains information about Equity Appreciation Rights ("Rights") exercised by the Named Executive Officers during 2000. It also contains information about unexercised Rights held by the Named Executive Officers as of the end of 2000.

     Rights shown in the table below represent Rights issued by the Corporation to each of the Named Executive Officers. Each Right entitles the employee to payment for the appreciation in the book value of one share of the Corporation's common stock from the end of the quarter immediately prior to the date of grant through the end of the quarter immediately prior to the date of exercise. The Rights vest and become exercisable at the rate of one-third per year at the end of the one-year, two-year and three-year periods from the date of grant. Any unexercised Rights terminate ten years from the date of grant.

     Rights may not be exercised to acquire shares of the Corporation. The value of Rights does not necessarily coincide with the market value of the Corporation's shares but, rather, is linked to the book value of the Corporation's shares, which is considered to more closely reflect the actual performance of the Corporation. Rights are generally not subject to certain market factors which may effect, either positively or negatively, the market value for the Corporation's Class A or Class B shares.

                AGGREGATED EQUITY APPRECIATION RIGHT EXERCISES IN THE LAST
                    YEAR AND YEAR END EQUITY APPRECIATION RIGHT VALUES

                                                                                (e)
                                                               (d)            Value of
                                 (b)                        Number of       Unexercised
                              Number of         (c)        Unexercised      In-the-Money
                                Rights         Value      Rights At Year   Rights At Year
          (a)                 Exercised       Realized         End              End
          Name                   (#)            ($)            (#)             ($)(V)
--------------------         ------------   -----------   --------------   --------------
Gary W. Miller                        0              0  150,500 (E)           1,245,870
                                                         50,000 (N)             167,000
James W. Good                         0              0   87,500 (E)             659,730
                                                         37,500 (N)             125,250
Joseph J. DeVito                      0              0   87,500 (E)             659,730
                                                         37,500 (N)             125,250
James E. Kirschner                    0              0   75,000 (E)             617,980
                                                         25,000 (N)              83,500
G. Patrick Corydon                    0              0   75,000 (E)             617,980
                                                         25,000 (N)              83,500

[FN]

  (E)     Exercisable at December 31, 2000.
  (N)     Not exercisable at December 31, 2000.
  (V)     Book value at year end, minus book value at date of grant.


        13

TRANSACTION WITH MANAGEMENT AND OTHERS

     The Corporation and its subsidiaries, Protective and Sagamore, maintain depository relationships with National City Bank, Indiana ("National City"). Otto N. Frenzel III, is Chairman of the Executive Committee of that bank. National City also provides various custodial and safekeeping services to the Corporation, Protective and Sagamore and serves as transfer agent for the Corporation's common shares. The Corporation and its subsidiaries also had investments in various money-market accounts which were managed by unrelated third parties but were purchased through an affiliate of National City. In addition, during 2000, the Corporation, Protective and Sagamore effected purchases, but no sales, of securities aggregating approximately $6,048,000 through the same affiliate of National City.

     During 2000, the Corporation, Protective and Sagamore made purchases and sales of securities aggregating, respectively, approximately $61,272,000 and $82,180,000 with SF Investments, Inc., a broker-dealer firm. Nathan Shapiro, a director of the Corporation, is President of that firm. The Corporation also paid approximately $144,000 during 2000 to SF Investments, Inc. and its affiliates for advice and counseling on the Corporation's investment portfolio.

     Protective has entered into an agreement with an associate of SF Investments, Inc. for management of a portion of Protective's equity securities portfolio. During 2000, that associate earned performance-based compensation and management services fees totaling approximately $1,025,000.

     During 2000, the Corporation, Protective and Sagamore made purchases and sales of securities aggregating, respectively, approximately $1,571,000 and $670,000 with Merrill Lynch Co., Inc. ("Merrill Lynch"). In addition, the Corporation had an investment of approximately $89,000 in various money-market accounts managed by Merrill Lynch at December 31, 2000. Thomas H. Patrick, a director of the Corporation, is an Executive Vice President of Merrill Lynch.

     The Corporation, Protective, and Sagamore have agreements with Chicago Capital Management, Inc. ("CCM") for the management of substantial portions of the Companies' investment portfolios. CCM is paid a management fee based on the average cost of investments managed. During 2000, a total of approximately $330,000 was paid by the Corporation and its subsidiaries to CCM for its management services. Stuart D. Bilton, a director of the Corporation, is President and Chief Executive Officer of The Chicago Trust Company, an affiliate of CCM.

     During 2000, the Board of Directors adopted a plan to encourage officers and certain management personnel of the Corporation to acquire additional Class B Common Shares. The Board of Directors authorized the Corporation to loan the funds necessary to enable participating management personnel to make those purchases. Each loan is evidenced by a ten year promissory note, interest only payable annually in arrears and is secured by a pledge of all of the shares purchased. The loans were offered to officers and certain other management personnel and thirteen have elected to accept the loans. As of December 31, 2000, a total of $1,709,099 was owed to the Corporation by loan plan participants. Included within that amount are sums due from the Named Executive Officers as follows: Mr. Miller, $349,028; Mr. DeVito, $446,257; Mr. Good, $253,392 and Mr. Corydon, $283,625.

INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 2001. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries

        14
from the shareholders. Ernst & Young LLP has acted as the Corporation's independent auditors since 1970.

     The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors.

VOTE REQUIRED FOR APPROVAL

     Shareholders owning a majority of the Class A shares outstanding must be present or represented by proxy in order to constitute a quorum for the transaction of business. Thus, a total of 1,150,785 Class A shares will be required at the meeting for there to be a quorum. In order to elect the directors for the ensuing year and to confirm the appointment of Ernst & Young LLP as the Corporation's independent auditors, a majority of the votes present at the meeting, either in person or by proxy, a quorum being present, will be required.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders must be received by the Corporation at its principal office on or before November 30, 2001 to be considered for inclusion in the Corporation's proxy materials for that meeting.

OTHER MATTERS

     The Corporation knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, or any adjournment of the meeting, those matters will be acted on by the persons named as proxies in the accompanying Proxy. The proxies will use their best judgment to vote the shares in the best interests of the Corporation.

     The Annual Report to Shareholders contains financial statements for the year ended December 31, 2000 and other information about the operations of the Corporation. The Annual Report is enclosed with this proxy statement but is not regarded as proxy soliciting material. In addition, the Report of the Compensation and Employee Benefits Committee and the Comparative Cumulative Total Return graph included in is proxy statement is not regarded as proxy soliciting material.

     Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Prompt response is helpful, and your cooperation will be appreciated.

April 2, 2001

                                   By Order of the Board of
                                   Directors




                                   James E. Kirschner
                                   Secretary

        15

                                   APPENDIX A

                              BALDWIN & LYONS, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.    PURPOSE
The Audit Committee's primary function is to assist the Board of Directors in fulfilling the Board's oversight responsibilities to shareholders and others relating to (a) the Company's financial statements prepared for shareholders and the investment community; (b) the Company's systems of internal accounting and financial controls; and (c) the Company's auditing, accounting and financial reporting processes generally.

The Audit Committee's primary duties and responsibilities are to:

 .    Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
 .    Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.
 .    Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.


II.  COMPOSITION
The Audit Committee shall be comprised of three or more directors. Each member of the Audit Committee shall be an "independent' director, as defined under Federal Securities laws. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one member shall have accounting or related financial management expertise. The Audit Committee may also include such other members as the Board deems necessary and appropriate to ensure a balance of expertise and appropriate representation of shareholder interests.

The members of the Audit Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.


III.  MEETINGS
The Audit Committee shall meet at least twice annually with management, the Company's internal audit manager and the Company's independent accountants to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair shall meet with the independent accountants quarterly to review the Company's

        16
financial statements, consistent with section IV.3 below. All meetings may exclude management, at the sole discretion of the Chair or the Committee.


IV.  RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW
1. Review this Charter at least annually, and update the Charter as circumstances warrant.
2. Review the Company's Annual Report on Form 10-K prior to its filing (or the annual report to shareholders if distributed prior to filing of the Form 10-K) and discuss with the Company's independent accountants the quality of accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
3. Review the Company's Quarterly Report on Form 10-Q prior to its filing and discuss with the Company's independent accountants the quality of accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the auditor's limited quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.
4. Review the regular internal reports to management prepared by the Company's internal audit department and management's responses to those reports.

INDEPENDENT ACCOUNTANTS
5. Recommend to the Board of Directors the selection of the Company's independent accountants, considering independence and effectiveness, and review the fees and other compensation to be paid to the independent accountants.
6. On an annual basis, the Audit Committee shall receive a written description from the Company's independent accountants of all significant relationships the independent accountants have with the Company. The Audit Committee shall review and discuss with the accountants all significant relationships the independent accountants have with the Company to determine the accountants' independence.
7. Discuss with the independent accountants the overall scope and plans for their audit including the adequacy of staffing.
8. Review the performance of the Company's independent accountants and recommend to the Board of Directors any proposed discharge of the independent accountants by the Board when circumstances warrant.
9. Periodically consult with the independent accountants out of the presence of management about internal controls and the organization's financial statements.

        17

FINANCIAL REPORTING PROCESS
10. In consultation with the independent accountants and the internal audit manager, review the Company's financial reporting processes, both internal and external.
11. Consider the independent accountants' judgments about the Company's accounting principles as applied in its financial reporting.
12. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT
13. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal audit department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.
14. Following completion of the Company's annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
15. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.
16. Review with the independent accountants, the internal audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.
17. Review activities, organizational structure, and qualifications of the internal audit department.

        18

                                                                      APPENDIX B
PROXY
                              BALDWIN & LYONS, INC.
                1099 North Meridian Street, Indianapolis, Indiana

                  Annual Meeting of Shareholders -- May 1, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary W. Miller, James Kirschner and G. Patrick Corydon or any of them, with powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 1, 2001, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:



1.   ELECTION OF DIRECTORS                     WITHHOLD AUTHORITY
     FOR all nominees listed below             to vote for all nominees
     (except as marked to the        [  ]      listed below              [  ]
     contrary below)



     Stuart D. Bilton, Joseph J. DeVito, Otto N. Frenzel III, James W. Good,
       Gary W. Miller, John M. O'Mara, Thomas H. Patrick, John A. Pigott,
          Nathan Shapiro, Norton Shapiro, Robert Shapiro, John D. Weil



    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)


           (Continued, and to be signed and dated, on the other side.)
   2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent auditors



            [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

   3. In their discretion, on such other matters as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS NAMED IN PROPOSAL 2.

Dated:                      , 2001          Please sign exactly as your
      ----------------------                name appears hereon.
             Address correction requested.


                                            --------------------------
                                            (Signature of Shareholder)



                                            --------------------------
                                            (Signature of Shareholder)

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. Joint owners should each sign personally. Administrators, trustees, guardians, attorneys or others signing in a representative capacity should indicate the capacity in which they sign.